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                                                                    EXHIBIT 99.3

EXECUTIVE OFFICERS AND DIRECTORS OF MOBILITY ELECTRONICS, INC.

Name                                Title                                   Principal Occupation
----                                -----                                   --------------------
Charles R. Mollo                    President, Chief Executive Officer      President, Chief Executive Officer and
                                    and Chairman of the Board               Chairman of the Board of Mobility

Jeffrey S. Doss                     Executive Vice President and Director   Executive Vice President and Director
                                                                            of Mobility

Joan W. Brubacher                   Vice President and Chief Financial      Vice President and Chief Financial
                                    Officer Officer of Mobility

Donald W. Johnson                   Executive Vice President and Chief      Executive Vice President and Chief
                                    Operating Officer                       Operating Officer of Mobility

Larry M. Carr                       Director                                Chairman of the Board of Northwest
                                                                            National Bank

Robert P. Dilworth                  Director                                Self-employed.

Jeffrey R. Harris                   Director                                Director of International Business
                                                                            Development of Public Service Company
                                                                            of New Mexico

William O. Hunt                     Director                                Self-employed.

Jerre L. Stead                      Director                                Chairman of the Board of HAIC

         The business address of Mobility and each of the executive officers and directors of Mobility is 7955 East Redfield Road, Scottsdale, Arizona 85260.